UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange
Warrant to Purchase Class B common stock	RFL-W	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 23, 2025, William Conkling resigned as Chief Executive Officer and President of Rafael Holdings, Inc. (the “Company”), effective May 31, 2025.

(c) On April 23, 2025, the Company’s Board of Directors elected Howard Jonas, the Company’s Executive Chairman and Chairman of the Board, as the Company’s Chief Executive Officer and President, effective June 1, 2025.

Mr. Jonas, age 68, has served as Chairman of the Board of Directors of the Company since August 17, 2017, our Executive Chairman since June 2022 and served as Chief Executive Officer from March 8, 2018 through April 30, 2021. Mr. Jonas has been a director of Cornerstone Pharmaceuticals since April 2013 and was appointed Chairman of the Board in April 2016. Mr. Jonas founded IDT in August 1990, and has served as Chairman of its Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013. Mr. Jonas has served as Chairman of the Board of Directors of Genie Energy Ltd. since January 2011, when it was spun off from IDT, and served as Chief Executive Officer of Genie from January 2014 until November 2017. Mr. Jonas served as the Chairman of the Board of Zedge, Inc., a former subsidiary of IDT that was spun off to stockholders in June 2016, from June 2016 to November 2016, and as the Vice Chairman of Zedge since November 2016. Mr. Jonas also serves as Chairman of the Board of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009 and served as Chief Executive Officer until April 2020. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Since January 2025, Mr. Jonas has served as President of CTM Media Group, Inc. Mr. Jonas received a B.A. in Economics from Harvard University.

On March 26, 2018, IDT Corporation (“IDT”) spun off the Company. In connection with the spin-off, IDT and the Company entered into a Transition Services Agreement, dated March 26, 2018 (the “TSA”), pursuant to which IDT, for which Mr. Jonas serves as the Chairman of the Board, provides certain services to the Company. Trusts for the benefit of Mr. Jonas’ nine children, if aggregated together, own a controlling interest in each of the Company and IDT. The services provided by IDT under the TSA include, but are not limited to: administrative, tax and legal. IDT billed the Company a total of $296,232 under the TSA during Fiscal 2024. As of July 31, 2024, the Company owed IDT $69,505.

IDT leased space from the Company in Jerusalem, Israel. IDT leased approximately 3,600 square feet of office space in Jerusalem, Israel. IDT paid the Company $0 for office rent during Fiscal 2024. As of July 31, 2024, IDT owed the Company $331,861 for office rent and parking.

Cornerstone Pharmaceuticals, Inc.

The Company beneficially owns 67% of the outstanding capital stock of Cornerstone Pharmaceuticals, Inc. (“Cornerstone Pharma”). Howard S. Jonas and David Polinsky each own an interest in Cornerstone Pharma and Mr. Jonas serves as Chairman of the Board of Cornerstone Pharma while Mr. Conkling serves on the Board of Cornerstone Pharma and John Goldberg, the Company’s Chief Medical Officer serves as Chief Executive Officer of Cornerstone Pharma. The following transactions have taken place between the Company and Cornerstone Pharma during Fiscal 2024:

●	On March 13, 2024, Cornerstone Pharma consummated a restructuring of its outstanding debt and equity interests (the “Cornerstone Restructuring”). As a result of the Cornerstone Restructuring, the Company became a 67% owner of the issued and outstanding common stock of Cornerstone (the “Cornerstone Acquisition”), and Cornerstone became a consolidated subsidiary of the Company.

●	The Company provided Cornerstone Pharma with administrative, finance, accounting, tax and legal services. In Fiscal 2024, the Company billed Cornerstone Pharma $190,800 and as of July 31, 2024, owed the Company $910,800.

During Fiscal 2024, the Company paid Sam Beyda, who serves as Chief Executive Officer and a Director of Day Three Labs, Inc. and is Mr. Jonas’ son-in-law, a salary in the amount of $160,132.

(e) In connection with Mr. Conkling’s departure, the Company expects to enter into a consulting arrangement providing for annual fees of $100,000 and the accelerated vesting of all stock options and restricted stock in the Company granted to Mr. Conkling upon commencement of the consulting arrangement. Mr. Conkling will not be receiving any cash severance.

A copy of the April 24, 2025, press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated April 24, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: April 24, 2025

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated April 24, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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